Exhibit 99.3

November 2, 2010

Subject:  Important Update from TechTeam Global

Dear <name>,

As a highly valued customer, I am sending you this note to inform you of an exciting development at our company.

With the full support of the management team, TechTeam Global’s board of directors has unanimously approved a definitive agreement pursuant to which Stefanini International Holdings Ltd (d/b/a Stefanini IT Solutions) will launch a tender offer to acquire the outstanding shares of TechTeam with the goal of achieving a merger of the two companies.

Stefanini IT Solutions is a privately held global IT solutions provider with over 20 years of experience in the IT services sector and roots in São Paulo, Brazil.  Earlier this year, Stefanini and TechTeam formed what has become a very successful partnership enabling TechTeam to leverage Stefanini’s capabilities in order to provide Latin American-based support for customers.

As the two companies have worked together, it has become clear that our geographic footprints and service portfolios are highly complementary.  Further, we share similar customer-oriented cultures that enable us to work well together to deliver valuable solutions for clients.  A combination will make it possible for us to provide an increased breadth and depth of services to you around the world.

We expect the merger to close by the end of this year.  After completion, the combined company will have annual revenue in excess of $500M, a direct presence in 27 countries (up from 16 today), a broader service portfolio — and increased financial stability, scale and ability to invest and innovate.

We, with Stefanini, are fully committed to ensuring stability, continuity and consistency as we integrate our two companies to achieve increased long-term value for our customers.  Aligned with this:

•	There are no planned changes to our client service management teams, delivery teams or governance model
•	The organization structure will remain simple, clear and flat
•	No changes are planned to initiatives already underway
•	Our alliances and partnerships remain in place and will expand in the merged company
•	We will continue to focus sharply on execution to meet or exceed our commitments
•	We will maintain our core values of flexibility, agility and responsiveness in support of your evolving business needs

For more information on this exciting development, please see our press release.

We will provide more information to you as the transaction progresses.  Your client service management team is available to answer questions, but please do not hesitate to contact me for a direct discussion as needed.

Thank you for your continued support,

Gary

Gary J. Cotshott
President and CEO
Tel +1 248 263 5657  |  Fax +1 248 356 0840
TechTeam Global, Inc.
www.techteam.com

The tender offer to purchase shares of TechTeam Global common stock referenced in this correspondence has not yet commenced, and this correspondence is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of TechTeam Global common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which Platinum Merger Sub, Inc., a wholly-owned subsidiary of Stefanini International Holdings Ltd, will file with the SEC and mail to TechTeam Global stockholders. At the time the tender offer is commenced, TechTeam Global will file a Solicitation / Recommendation Statement with respect to the tender offer (the “Recommendation Statement”). Security holders of TechTeam Global are advised to read the Tender Offer Statement and Recommendation Statement when they become available, because they will contain important information about the tender offer. Investors and security holders of TechTeam Global also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by Platinum Merger Sub, Inc. with the SEC (when these documents become available) and the Recommendation Statement and other documents filed by Stefanini International Holdings Ltd (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be downloaded (when these documents become available) from TechTeam Global’s website at: http://www.techteam.com/investors/sec-filings; and free copies of the Recommendation Statement and related materials may be obtained (when these documents become available) from TechTeam Global by written request to: TechTeam Global, Inc., Attn: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033.